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                        PREFERRED STOCK DEPOSIT AGREEMENT

                                     BETWEEN

                                 CITIBANK, N.A.
                                  as Depositary

                                       AND

                                   HOLDERS OF
                           GLOBAL DEPOSITARY RECEIPTS
                                   EVIDENCING
                            GLOBAL DEPOSITARY SHARES

                                  REPRESENTING
                     SERIES III CONVERTIBLE PREFERRED STOCK

                                       OF

                   PHILIPPINE LONG DISTANCE TELEPHONE COMPANY

                          Dated as of November 29, 1994

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


                                TABLE OF CONTENTS

                                                                                                      Page
ARTICLE I           DEFINITIONS..........................................................................1
   Section 1.01     Commission...........................................................................1
   Section 1.02     Common Stock.........................................................................1
   Section 1.03     Common Stock Deposit Agreement.......................................................1
   Section 1.04     Company..............................................................................1
   Section 1.05     Company Agreement....................................................................1
   Section 1.06     Conversion Agent.....................................................................1
   Section 1.07     Custodian............................................................................2
   Section 1.08     Deposit Agreement....................................................................2
   Section 1.09     Depositary...........................................................................2
   Section 1.10     Deposited Securities.................................................................2
   Section 1.11     Dollars: Pesos.......................................................................2
   Section 1.12     GDRs.................................................................................2
   Section 1.13     GDSs.................................................................................2
   Section 1.14     Holder...............................................................................2
   Section 1.15     Initial Deposit......................................................................2
   Section 1.16     Nominee..............................................................................3
   Section 1.17     Philippines..........................................................................3
   Section 1.18     Principal New York Office............................................................3
   Section 1.19     Registrar............................................................................3
   Section 1.20     Securities Act.......................................................................3
   Section 1.21     Securities Exchange Act..............................................................3
   Section 1.22     Shares...............................................................................3

ARTICLE II          FORM OF GDRs, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER
                    OF GDRs..............................................................................4
   Section 2.01     Form and Transferability of GDRs.....................................................4
   Section 2.02     Deposit of Shares....................................................................5
   Section 2.03     Execution and Delivery of GDRs.......................................................6
   Section 2.04     Transfer of GDRs; Combination and Split-up of GDRs...................................7
   Section 2.05     Surrender of GDRs and Withdrawal of Deposited Securities.............................7
   Section 2.06     Conversion of Shares; Mandatory Conversion...........................................8
   Section 2.07     Limitations on Execution and Delivery, Transfer, Etc. of GDRs; Suspension of
                    Delivery, Transfer, Etc.............................................................10
   Section 2.08     Lost GDRs, etc......................................................................12
   Section 2.09     Cancellation and Destruction of Surrendered GDRs....................................12
   Section 2.10     Maintenance of Records..............................................................12

ARTICLE III         CERTAIN OBLIGATIONS OF HOLDERS OF GDRs..............................................12
   Section 3.01     Filing Proofs, Certificates and Other Information...................................12
   Section 3.02     Liability of Holders for Taxes and Other Charges....................................13
   Section 3.03     Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of
                    Shares or GDRs......................................................................13

   Section 3.04     Disclosure of Interests.............................................................13
   Section 3.05     Ownership Restrictions..............................................................13

ARTICLE IV          RIGHTS RELATING TO THE DEPOSITED SECURITIES; CERTAIN OBLIGATIONS OF THE
                    DEPOSITARY..........................................................................14
   Section 4.01     Power of Attorney...................................................................14
   Section 4.02     Cash Distributions; Withholding.....................................................14
   Section 4.03     Distributions in Shares.............................................................14
   Section 4.04     Distribution of Rights..............................................................15
   Section 4.05     Distributions Other Than Cash, Shares or Rights.....................................16
   Section 4.06     Conversion of Foreign Currency......................................................17
   Section 4.07     Fixing of Record Date...............................................................18
   Section 4.08     Voting of Deposited Securities......................................................18
   Section 4.09     Changes Affecting Deposited Securities..............................................19
   Section 4.10     Transmittal by the Depositary of Company Notices, Reports and Communications........19
   Section 4.11     Withholding.........................................................................20
   Section 4.12     Available Information...............................................................20
   Section 4.13     Lists of Receipt Holders............................................................21

ARTICLE V           THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY.......................................21
   Section 5.01     Maintenance of Depositary's Office and Register.....................................21
   Section 5.02     Obligations of the Depositary, the Custodian and the Company........................22
   Section 5.03     Prevention or Delay in Performance by the Depositary or the Company.................22
   Section 5.04     Resignation of the Depositary; Appointment of Successor Depositary..................23
   Section 5.05     Charges of Depositary...............................................................23
   Section 5.06     The Custodian.......................................................................24
   Section 5.07     Notices, Reports and Communications.................................................25
   Section 5.08     Issuance of Additional Shares, Etc..................................................26
   Section 5.09     Indemnification.....................................................................26

ARTICLE VI          AMENDMENT AND TERMINATION...........................................................27
   Section 6.01     Amendment...........................................................................27
   Section 6.02     Termination.........................................................................28

ARTICLE VII         MISCELLANEOUS.......................................................................28
   Section 7.01     Counterparts........................................................................28
   Section 7.02     Third Party Beneficiaries...........................................................28
   Section 7.03     Severability........................................................................28
   Section 7.04     Holders as Parties; Binding Effect..................................................28
   Section 7.05     Notices.............................................................................29
   Section 7.06     Governing Law.......................................................................29
   Section 7.07     Compliance with U.S. Securities Laws................................................29

                        PREFERRED STOCK DEPOSIT AGREEMENT

         DEPOSIT AGREEMENT dated as of November 29, 1994 between CITIBANK, N.A., a national banking association organized under the laws of the United States, as depositary (such entity and any successor as depositary hereunder, the "Depositary"), and all holders from time to time of the GDRs issued hereunder and the GDSs evidenced by such GDRs. The GDSs shall represent Shares (as hereinafter defined) of PHILIPPINE LONG DISTANCE TELEPHONE COMPANY, a corporation organized under the laws of the Republic of the Philippines (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Depositary desires to provide for the Initial Deposit of Shares, for the deposit of additional Shares from time to time thereafter with the Depositary or with the Custodian, for the creation of GDSs representing the Shares so deposited and for the execution and delivery of GDRs evidencing the GDSs;

         NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

         Section 1.01 Commission. The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

         Section 1.02 Common Stock. The term "Common Stock" shall mean the common capital stock of the Company, par value P5 per share, and shall include evidence of rights to receive Common Stock (including, but not limited to, purchase invoices as may effectuate the legal transfer of title to Common Stock under Philippine law).

         Section 1.03 Common Stock Deposit Agreement. The term "Common Stock Deposit Agreement" shall have the meaning set forth in Section 2.06(a).

         Section 1.04 Company. The term "Company" shall have the meaning set forth in the introductory paragraph of this Deposit Agreement.

         Section 1.05 Company Agreement. The term "Company Agreement" shall have the meaning given such term in Section 4.10.

         Section 1.06 Conversion Agent. The term "Conversion Agent" shall mean the conversion agent appointed by the Company from time to time in respect of the

Shares, which is, as of the date hereof, Citibank, N.A., Manila, 8741 Paseo de Roxas, Makati, Metro Manila, Philippines.

         Section 1.07 Custodian. The term "Custodian" shall mean, as of the date hereof, Citibank, N.A., Manila, 8741 Paseo de Roxas, Makati, Metro Manila, Philippines, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation that may be appointed by the Depositary pursuant to the terms of Section 5.07 as additional or substitute Custodian hereunder, as the context shall require, and the term "Custodian" shall mean all of them, collectively.

         Section 1.08 Deposit Agreement. The term "Deposit Agreement" shall mean this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof and all instruments supplemental hereto.

         Section 1.09 Depositary. The term "Depositary" shall have the meaning set forth in the introductory paragraph of this Deposit Agreement.

         Section 1.10 Deposited Securities. The term "Deposited Securities" as of any time shall mean the Shares at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.06.

         Section 1.11 Dollars: Pesos. The term "dollars" shall mean United States dollars. The term "Pesos" or "P" shall mean Philippine pesos.

         Section 1.12 GDRs. The term "GDRs" shall mean the Global Depositary Receipts issued hereunder evidencing GDSs, as such Global Depositary Receipts may be time to time in accordance with the provisions of this Deposit Agreement. A GDR may evidence any number of GDSs.

         Section 1.13 The term "GDSs" shall mean the rights evidenced by the GDRs issued hereunder and the interests in the Deposited Securities represented thereby. Each GDS shall represent one Share until there shall occur a distribution upon Deposited Securities referred to in Section 4.03 or a change in Deposited Securities referred to in Section 4.09 with respect to which additional GDRs are not issued, and thereafter each GDS shall represent the right to receive the Deposited Securities specified in such Sections.

         Section 1.14 Holder. The term "Holder" shall mean the person or persons in whose name a GDR is registered on the register of the Depositary maintained for such purpose.

         Section 1.15 Initial Deposit. The term "Initial Deposit" shall mean the deposit of Shares with the Custodian as described in the Underwriting Agreement (the "Underwriting Agreement") between the Company and the Underwriters named therein (the "Underwriters"), dated November 21, 1994.

         Section 1.16 Nominee. The term "Nominee" when used with respect to the Depositary shall mean Citicorp Trade Services Limited, a corporation organized under the laws of Hong Kong. The Nominee shall perform in whatever capacity and to whatever extent under this Deposit Agreement as the Depositary designates in its appointment of the Nominee. Such appointment may be evidenced by written agreement, letter, telegram, telex or facsimile transmission or orally with subsequent confirming agreement, letter, telegram, telex or facsimile transmission.

         Section 1.17 Philippines. The term "Philippines" shall mean the Republic of the Philippines.

         Section 1.18 Principal New York Office. The term "Principal New York Office," when used with respect to the Depositary, shall be the principal office of the Depositary in The City of New York at which at any particular time its corporate trust business shall be administered, which at the date of this Deposit Agreement is located at 111 Wall Street, 5th Floor, New York, New York 10043.

         Section 1.19 Registrar. The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the Depositary to register GDRs and transfers of GDRs as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.

         Section 1.20 Securities Act. The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

         Section 1.21 Securities Exchange Act. The term "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

         Section 1.22 Shares. The term "Shares" shall mean Series III Convertible Preferred Stock of the Company, par value P10 per share, convertible into Common Stock, and shall include evidence of rights to receive Shares (including, but not limited to, purchase invoices and assignment as may effectuate the legal transfer of title to Shares under Philippine law); provided, however, that if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.09, an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

                                   ARTICLE II

                            FORM OF GDRs, DEPOSIT OF
                                SHARES, EXECUTION
                                  AND DELIVERY,
                         TRANSFER AND SURRENDER OF GDRs

         Section 2.01 Form and Transferability of GDRs. The GDRs shall be engraved, lithographed or printed on steel engraved borders, or in such other form as may be determined by the Depositary after consultation with the Company, and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.

         GDRs shall be executed and dated by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile only if a Registrar for the GDRs shall have been appointed and such GDRs are countersigned by the manual signature of a duly authorized officer of the Registrar and dated by such officer. No GDR shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless such GDR shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar, and such execution of any GDR by manual signature shall be conclusive evidence, and the only evidence, that such GDR has been duly executed and delivered hereunder. The Depositary shall maintain a register in which each GDR so executed and delivered as hereinafter provided and any transfer of each such GDR shall be registered. GDRs bearing the facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such position prior to the execution of such GDRs by the Registrar and their delivery or such signatory did not hold such position at the date of such GDRs.

         The GDRs may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required to comply with the requirements of any applicable law or regulation, or with the rules and regulations of any securities exchange or market upon which GDRs may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular GDRs are subject by reason of the date of issuance of the underlying Deposited Securities or as the Depositary may from time to time determine after consultation with the Company.

         Subject to any limitations set forth in a GDR or in this Deposit Agreement, when such GDR is properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and upon compliance with the restrictions on transfer set forth in any legends appearing on such GDR, title to such GDR (and to each GDS evidenced thereby) shall be transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Company and the

Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of a GDR as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of a GDR unless such holder is the Holder thereof.

         Section 2.02 Deposit of Shares. The Initial Deposit will be made by physical delivery of Shares to the Custodian, registered in the name of the Nominee. Subject to the terms and conditions of this Deposit Agreement, upon such Initial Deposit the Depositary shall execute and deliver GDRs evidencing the GDSs representing the Deposited Securities constituting the Initial Deposit in the manner provided in Section 2.03 of this Deposit Agreement.

         Subject to the terms and conditions of this Deposit Agreement, the Custodian shall accept Shares for subsequent deposit hereunder when such deposit is made by (i) delivery of certificates evidencing such Shares to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement in form satisfactory to the Custodian together with such other documentation as the Depositary and the Company may require and the fees and expenses of the Depositary as herein provided and (ii) a written order to the Custodian instructing the Custodian to direct the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a GDR or GDRs for the number of GDSs representing such deposited Shares.

         The Depositary and the Custodian shall refuse to accept Shares for deposit and issue GDRs whenever they have been notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with the ownership restrictions referred to in Section 3.05 or that such deposit would result in a violation of any applicable laws or regulations. The Company has agreed with the Depositary to notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder.

         As a condition of accepting Shares for deposit and issuing GDRs, the Depositary may require that the person making such deposit furnish (a) evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by the governmental body in the Philippines, if any, which is then performing the function of the regulation of currency exchange, (b) an agreement, assignment or other instrument satisfactory to the Depositary that provides for the prompt transfer to the Nominee of any dividend or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares or, in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary and (c) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares are registered in the name of the Nominee.

         At the request and risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited together with other orders, instruments and evidence herein specified, for the purpose of forwarding such orders, instruments and evidence to the Custodian hereunder.

         Upon each delivery to the Custodian of Shares or other securities to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, the Custodian shall, as soon as is practicable, record the transfer of such Shares or other securities in the name of the Nominee. Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary, the Custodian or the Nominee or at such other place or places as the Depositary shall determine, subject to any applicable laws and regulations of the Philippines.

         Section 2.03 Execution and Delivery of GDRs. Upon the receipt by the Custodian of a deposit pursuant to Section 2.02, together with the other documents and certifications specified herein and a proper acknowledgment or other evidence from the Company (or the appointed agent of the Company for the transfer and registration of Shares) satisfactory to the Depositary that any Deposited Securities are properly recorded in the name of the Nominee on the transfer books of the Company (or such agent) maintained for that purpose, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a GDR or GDRs are deliverable in respect thereof and the number of GDSs to be evidenced thereby. Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.

         Upon receiving from the Custodian such notice the Depositary or its agent, subject to the terms and conditions of this Deposit Agreement, shall (A) with respect to the Initial Deposit, upon receipt of directions signed by or on behalf of the representative of the Underwriters certifying the number of GDSs sold in connection with the Initial Deposit (the "Initial Deposit Certificate") and directing the Depositary to execute and deliver to or upon the written order of the persons specified in such order, GDRs evidencing the number of GDSs specified in the Initial Deposit Certificate, execute and deliver to, or upon the written order of, the person or persons stated in such directions such GDSs at the Principal New York Office of the Depositary, and (B) with respect to subsequent deposits of Shares, execute and deliver at its Principal New York Office, to or upon the order of the person or persons named in the notice delivered to the Depositary a GDR or GDRs registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of GDSs to which such person or persons are entitled but, in any case, only upon payment to the Depositary of all taxes, governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares.

Section 2.04 Transfer of GDRs; Combination and Split-up of GDRs. The Depositary, subject to the terms and conditions of this Deposit Agreement and any GDR, shall without unreasonable delay register transfers of any such GDR on its transfer books,
                                       6
upon any surrender of such GDR at the Depositary's Principal New York Office by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by any applicable law. Thereupon, the Depositary shall execute a new GDR or GDRs and deliver the same to or upon the order of the person entitled thereto.

         The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a GDR or GDRs for the purpose of effecting a split-up or combination of such GDR or GDRs, execute and deliver a new GDR or GDRs in the name of the same Holder for any authorized number of GDSs requested, evidencing the same aggregate number of GDSs as the GDR or GDRs surrendered. In connection with any split-up or combination pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Deposit Agreement.

         Section 2.05 Surrender of GDRs and Withdrawal of Deposited Securities. Subject to the terms and conditions of this Deposit Agreement, upon (i) surrender of GDSs by delivery of GDRs at the Principal New York Office of the Depositary for the purpose of withdrawal of the Deposited Securities represented thereby and (ii) payment of all fees (including the fees of the Depositary as set forth on Exhibit B hereto), taxes (including stamp, transfer and capital gains taxes) and governmental or other charges payable in connection with surrender and cancellation of GDRs, a Holder shall be entitled to delivery, to him or upon his order of the Shares and any other documents of title at the time represented by the GDR together with such other delivery of Deposited Securities (other than Shares) then represented by GDSs as the Depositary may effect.

         Delivery of Deposited Securities shall be made, as provided herein, without unreasonable delay. The Depositary shall confirm receipt of any written instructions regarding withdrawal of Deposited Securities. A GDR surrendered and written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary written instructions requesting the Depositary to cause the Deposited Securities being withdrawn to be delivered (subject to applicable clearing procedures and provisions of the Amended Articles of Incorporation of the Company) to or upon the written order of a person or persons designated in such order.

         Upon receipt of such written instructions and compliance with the terms of this Section 2.05, the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to the terms and conditions of this Deposit Agreement and applicable laws and regulations, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities represented by the GDSs evidenced by such surrendered GDR; except that the Depositary may, subject to applicable law, make delivery to such person or persons at the Principal New York Office of the Depositary of any dividends or distributions (other than dividends or distributions consisting of Shares) with respect to the Deposited Securities to be withdrawn, or of any proceeds of sale of any dividends, distributions (other than dividends or distributions consisting of Shares) or rights with respect to the Deposited Securities which may at the time be held by the Depositary.

         At the request, risk and expense of any Holder so surrendering a GDR or submitting such written instructions for delivery, and for the account of such Holder, and provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.02, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title, if any, for, the Deposited Securities represented by the GDSs evidenced by such GDR to the Depositary for delivery at the Principal New York Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

         The Depositary shall not accept surrender of GDRs or written instructions for the purpose of withdrawal of less than one Share. In addition, the Depositary shall only honor requests for withdrawal of whole numbers of Shares. In the case of surrender of a GDR evidencing a number of GDSs representing other than a whole number of Shares, the Depositary shall cause delivery of the appropriate whole number of Shares as provided herein, and shall execute and deliver to the person surrendering such GDR a new GDR evidencing GDSs representing any remaining fractional Share.

         Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A. (1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         Section 2.06 Conversion of Shares; Mandatory Conversion. (a) It is acknowledged and agreed that the GDSs are not convertible into Common Stock or any other securities or property of the Company. Nevertheless, as a matter of convenience, the Depositary hereby agrees to accept the surrender of GDRs and the withdrawal of Shares represented thereby, in each case in the manner set forth herein, for the purpose of facilitating conversions of the Shares.

         For this purpose, a GDR must be surrendered at the Principal New York Office of the Depositary, (i) together with (A) payment of all fees (including the fees of the Depositary set forth on Exhibit B hereto), taxes (including stamp, transfer and capital gains taxes) and governmental or other charges payable (including, if payable pursuant to the terms and conditions of the Shares, an amount equal to the dividend payable on the dividend payment date immediately following the date on which the Shares to be converted are surrendered to the Conversion Agent) in connection with the surrender and cancellation of the GDRs and GDSs, the conversion of Shares and the issuance, registration and delivery and, if applicable, the deposit of the Common Stock in accordance with the terms and conditions of the depositary arrangements of the

Depositary, dated as of October 19, 1994, relating to the Common Stock (the "Common Stock Deposit Agreement"), other than any capital or stamp duties or transfer taxes payable by the Company in accordance with the terms and conditions of the Shares or the Common Stock and (B) a duly completed and executed Notice of Conversion in the form attached hereto as Exhibit C (the "Notice of Conversion") and such other documentation as the Depositary may require and (ii) in any case, subject to the terms and conditions of the Shares, the Common Stock and of this Agreement. The surrender, delivery and payment of the foregoing instruments and amounts shall be irrevocable absent notice to the contrary from the Depositary.

         Upon receipt of documents and payments described above, the Depositary shall cancel each GDR so surrendered, withdraw the Shares represented thereby from deposit hereunder and direct the Custodian to deliver, on behalf of and at the risk and expense of the Holder surrendering the GDR, to the Conversion Agent a certificate or certificates and other proper documents of title, if any, for the Shares so withdrawn along with the Notice of Conversion and any amounts payable to the Company or the Conversion Agent in connection with the conversion of such Shares. The Depositary's directions to the Custodian shall be given by letter or, at the request, risk and expense of such Holder by cable, telex or facsimile transmission. Such Holder shall be entitled to delivery of Common Stock (together with any securities, cash or other property) deliverable upon conversion of the Shares in accordance with the terms and conditions of such Shares and the Depositary shall have no obligations in respect of such delivery; provided that, if requested by the Holder, the Depositary shall, subject to the terms and conditions of this Deposit Agreement, the Shares, the Common Stock and the Common Stock Deposit Agreement, (a) cause the Common Stock delivered upon conversion of the Shares, to be deposited in accordance with the Common Stock Deposit Agreement and a depositary receipt issued thereunder in the name of or for the benefit of such Holder or (b) use reasonable efforts to sell or cause to be sold the Common Stock delivered upon conversion of the Shares on such Holder's behalf over the Philippine Stock Exchange and to remit the proceeds thereof (less the fees and expenses provided herein and any brokerage fee or selling expenses incurred in connection with such sale) to such Holder or in accordance with such Holder's instructions, provided that no such request may be made by any such Holder to the Depositary to sell or to cause to be sold such Common Stock in amounts less than the minimum trading (board) lot prescribed by the Philippine Stock Exchange.

         A GDR surrendered for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Shares and delivery of Common Stock shall deliver to the Depositary (for onward transmission to the Conversion Agent) written instructions requesting that the Common Stock deliverable upon conversion of the Shares be delivered (subject to applicable clearing procedures and provisions of the Amended Articles of Incorporation of the Company) to or upon the written order of a person or persons designated in such order.

         The Depositary shall not accept surrender of GDRs or written instructions for the purpose of withdrawal and conversion of less than one Share. In addition, the

Depositary shall only honor requests for withdrawal and conversion of whole numbers of Shares. In the case of surrender of a GDR evidencing a number of GDSs representing other than a whole number of Shares, the Depositary shall withdraw and deliver for conversion the appropriate whole number of Shares as provided herein, and shall execute and deliver to the person surrendering such GDR a new GDR evidencing GDSs representing any remaining fractional Share.

         No Share shall be withdrawn or delivered as provided herein unless such written order shall be accompanied by a fully completed and signed Notice of Conversion.

     (b) Upon receipt by the Depositary of notice from the Company of the date (the "Mandatory Conversion Date") on which the mandatory conversion of any or all of the Shares constituting Deposited Securities shall occur, the Depositary shall promptly fix a record date for cancellation of the GDSs representing the Shares to be so converted and notify the Holders of record on such date (i) of the Mandatory Conversion Date, (ii) the number of Shares then constituting Deposited Securities called for conversion by the Company on such date and (iii) that, upon conversion by the Company of any Shares constituting Deposited Securities, the GDSs representing such Shares shall be cancelled in the manner set forth herein. Neither failure to deliver any such notice to one or more Holders nor any defect in any notice shall affect the sufficiency of the proceedings for cancellation of such GDSs. In the event that fewer than all the outstanding GDSs are to be so cancelled, the GDSs to be cancelled shall be selected by lot or in any other substantially equivalent manner determined by the Depositary.

         Section 2.07 Limitations on Execution and Delivery, Transfer, Etc. of GDRs; Suspension of Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender (for the purpose of withdrawal of any Deposited Securities) of any GDR, the Depositary or the Custodian may require (i) payment from the Holder, the presenter of a GDR or the depositor of Shares, of a sum sufficient to reimburse it for any tax (including any transfer, capital gains or stamp tax) or other governmental charge and any stock transfer, custody or registration fee with respect thereto and payment of any applicable fees as herein provided; (ii) production of proof satisfactory to it as to the identity and genuineness of any signature, including but not limited to a signature guarantee in accordance with industry practice; and (iii) compliance with such other restrictions, if any, as the Depositary may, after consultation with the Company, establish consistent with the provisions of this Deposit Agreement.

         The delivery of GDRs against deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of GDRs in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding GDRs for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary at any time or from time to time.

         Subject to the further terms and provisions of this Section 2.07, Citibank, N.A. and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in GDRs. The Depositary may issue GDRs for evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the Holder thereof. Neither the Depositary nor the Custodian shall lend Deposited Securities or GDRs; provided, however, that the Depositary may issue GDRs prior to the receipt of Shares pursuant to Section 2.02 (a "Pre-Release Transaction") and deliver Shares upon the receipt and cancellation of GDRs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Released Transaction or the Depositary knows that such GDR has been Pre-Released. The Depositary may receive GDRs in lieu of Shares in satisfaction of a Pre-Release Transaction. Each such Pre-Release Transaction will be (a) subject to (x) a written representation from the person to whom GDRs are to be delivered (the "Applicant") that such person, or its customer, owns the Shares to be remitted,
(y) an unconditional guarantee by such person to deliver to the Custodian the number of Shares that are the subject of the Pre-Release Transaction and (z) any additional restrictions or requirements that the Depositary deems appropriate,
(b) subject to a written representation to the Applicant that it will hold such Shares in trust for the Depositary until their delivery to the Depositary or Custodian, reflect on its records the Depositary as owner of such Shares and deliver such Shares upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities or such other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and
(e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of GDRs issued by it pursuant to a Pre-Release Transaction and outstanding at any time generally will not exceed thirty percent (300) of the GDRs issued by the Depositary and with respect to which Shares are on deposit with the Depositary or Custodian; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of GDRs and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

         The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders only.

         Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act (including, but not limited to, any "restricted securities" within the meaning of Rule 144 under the Securities Act), unless a registration statement under the Securities Act is in effect as to such Shares. The
                                       11

Depositary has agreed to use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

         Section 2.08 Lost GDRs, etc. In case any GDR shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new GDR of like tenor, in exchange and substitution for such mutilated GDR upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen GDR, upon the filing by the Holder thereof with the Depositary of (i) a request for such exchange, execution and delivery before the Depositary has notice that the GDR has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond in favor of the Depositary and the Company, and upon satisfying any other reasonable requirements imposed by the Depositary.

         Section 2.09 Cancellation and Destruction of Surrendered GDRs. All GDRs surrendered to the Depositary shall be cancelled by the Depositary. Cancelled GDRs shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. The Depositary is authorized to destroy GDRs so cancelled. GDSs shall be deemed cancelled when the Deposited Securities they represent are withdrawn from deposit hereunder and no other GDR evidencing such GDSs is issued hereunder.

         Section 2.10 Maintenance of Records. The Depositary shall maintain records of (i) all GDRs surrendered and Deposited Securities withdrawn under Sections 2.05 or 2.06, (ii) substitute GDRs delivered under Section 2.08 and
(iii) GDRs cancelled or destroyed under Section 2.09, in each case in accordance with procedures followed by stock transfer agents located in The City of New York.

                                  ARTICLE III

                     CERTAIN OBLIGATIONS OF HOLDERS OF GDRs

         Section 3.01 Filing Proofs Certificates and Other Information. Any person depositing Shares or any Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, payment of all applicable taxes or other governmental charges, compliance with all applicable laws and regulations and the terms of this Deposit Agreement, or legal or beneficial ownership and the nature of such interest, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper to enable the Depositary to perform its obligations hereunder or to enable the Company or the Depositary to perform their respective obligations under the Company Agreement. The Depositary may withhold the execution or delivery or registration of transfer of all or part of any GDR or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the withdrawal of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made. The Depositary shall take such additional actions and provide such additional information as the Depositary shall from time to time agree with the Company.

         Section 3.02 Liability of Holders for Taxes and Other Charges. If any tax, or governmental or other charge shall become payable with respect to any GDR or any Deposited Securities represented by the GDSs evidenced by any GDR or any shares of Common Stock into which the Shares are convertible, such tax, or governmental or other charge (other than any capital or stamp duties or transfer taxes payable by the Company in accordance with the terms and conditions of the Shares or the Common Stock) shall be payable by the Holder of such GDR to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of such GDR or any deposit or withdrawal (including any withdrawal in connection with a conversion of Shares) of Deposited Securities represented by the GDSs evidenced thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the GDSs evidenced by such GDR, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or governmental or other charge, the Holder of such GDR remaining liable for any deficiency.

         Section 3.03 Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of Shares or GDRs. Each person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid and nonassessable, that the person making such deposit is duly authorized to do so and that such Shares are not "restricted securities" as such term is defined in Rule 144 of the Securities Act. Such representations and warranties shall survive the deposit of Shares and the issuance of GDRs in respect thereof .

         Section 3.04 Disclosure of Interests. The Company or the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held GDRs or own or owned such beneficial interest and the nature of such interest and various other matters. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not still a Holder at the time of such request.

         Section 3.05 Ownership Restrictions. The Company may restrict transfers of the Shares if such transfer might result in ownership of Shares exceeding limits under any applicable law or the Company's Amended Articles of Incorporation. The Philippine Constitution requires that at least 600 of the capital of a corporation operating a public utility in the Philippines be owned by Philippine citizens. The Depositary shall, if and as directed by the Company, take action with respect to the ownership interest of any Holder in excess of any legal or contractual limitations on the legal or beneficial ownership of Shares or GDSs, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the GDSs held by such Holder in excess of such limitation, if and to the extent such disposition is permitted by applicable law.

                                   ARTICLE IV

                  RIGHTS RELATING TO THE DEPOSITED SECURITIES;
                      CERTAIN OBLIGATIONS OF THE DEPOSITARY

         Section 4.01 Power of Attorney. Each Holder, upon acceptance of a GDR issued in accordance with the terms hereof, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited Securities, including but not limited to those set forth in this
Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

         Section 4.02 Cash Distributions; Withholding. Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.06, convert or cause any portion of such dividend or distribution which is not in dollars to be converted into dollars and shall promptly distribute such amount to the Holders entitled hereto in proportion to the number of GDSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary or the Custodian (and without liability for interest); provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to Holders in respect of GDSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. The Company has agreed with the Depositary that the Company or its agent, or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its !ge(R)t such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies or, at the request and expense of the Company, the Depositary or its agent may file such reports if deemed lawful and reasonably feasible by the Depositary.

         Section 4.03 Distributions in Shares. If any distribution in respect of any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Company, distribute to the Holders entitled thereto, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, additional GDRs for an aggregate number of GDSs representing the number of Shares received as such dividend or free distribution, in either case, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold, or make an advance payment of, an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders) the Depositary reasonably deems such distribution not to be practical or feasible, the Depositary may, after consultation with the Company, (i) to the extent permitted by applicable law, adopt such method as it may reasonably deem equitable and practicable for the purpose of obtaining such dividend or effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale after payment of and reimbursement of advances to pay any taxes or governmental charges shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash or
(ii) if the Depositary reasonably determines that no such method of distribution can be effected in a practicable or equitable manner, the Depositary may refrain from effecting such distribution altogether until such time as it reasonably determines that a practicable or equitable distribution can be effected. In lieu of issuing GDRs or adjusting the Depositary's records for fractional GDSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02. If additional GDRs are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each GDS shall thenceforth also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby.

         Section 4.04 Section 2.01 Distribution of Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09, or in disposing of such rights on behalf of such Holders and making the net proceeds available in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, take action as follows:

         (1) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary shall, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments in proportion to the number of GDSs representing such Deposited Securities held by them respectively, or by means of such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

         (2) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments, if a market therefor is available, at public or private sales, at such place or places and upon such terms as it may deem proper and, after deduction or upon payment of the fees and expenses of the Depositary and any applicable taxes, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any GDR or GDRs, or otherwise.

         If registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders and to sell to them the securities to which such rights relate, the Depositary will not offer such rights to Holders unless and until a registration statement is in effect, or unless the offering and sale of such rights or securities to such Holders are exempt from registration under the provisions of such law and, if requested by the Depositary, the Company furnishes to the Depositary an opinion of counsel in the United States for the Company reasonably satisfactory to the Depositary to such effect. The Company shall have no obligation to register such rights or such securities under the Securities Act.

         Section 4.05 Distributions Other Than Cash, Shares or Rights. Whenever the Custodian or the Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall cause the securities or property so received to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act, in accordance with such equitable and practicable method as the Depositary adopts.

         Section 4.06 Conversion of Foreign Currency. Whenever the Custodian receives currency other than dollars (in this Section referred to as "foreign currency"), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars which can, at the time of receipt thereof, be transferred to the United States and distributed to the Holders entitled thereto, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

         If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem desirable.

         If at any time the Depositary determines that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest) for the respective accounts of, the Holders entitled to receive the same.

         If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may, subject to any applicable currency and exchange regulations, distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable.

         Section 4.07 Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities or any other meeting of holders of the Company's securities at which holders of Shares or other Deposited Securities are entitled to vote, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each GDS, or whenever the Depositary finds it necessary or convenient in respect of any matter (including in connection with a mandatory conversion of Shares by the Company), the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for such distribution or meeting set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights, if any, at any such meeting or in respect of such changed number of Shares represented by a GDS or in respect of such other matter. Except in the case of a mandatory conversion by the Company of less than all of the Shares deposited hereunder (which shall be governed by Section 2.06) and subject to the provisions of Section 4.02 through 4.06 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof and to exercise the rights of Holders hereunder with respect to such changed number of Shares represented by each GDS, in proportion to the number of GDSs held by them respectively, to give such voting instructions, to receive such notice or solicitation or to act in respect of any matter.

         Section 4.08 Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting of holders of Shares or other Deposited Securities or any other meeting of holders of the Company's securities at which holders of Shares or other Deposited Securities are entitled to vote, the Depositary shall fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in Section 4.07 and shall mail or cause to be mailed to the Holders of record a notice which shall contain: (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of the law of the Philippines and of the Amended Articles of Incorporation and the By-Laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective GDSs evidenced by their respective GDRs. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable to vote or cause to be voted the amount of Deposited Securities represented by such GDSs evidenced by such GDR in accordance with the instructions set forth in such request.

         The Depositary may not itself exercise any voting discretion over any Shares. If the Depositary does not receive instructions from a Holder on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company for the purpose of exercising the voting rights, if any, pertaining to the Shares represented by GDSs evidenced by such Holder's GDRs, provided that no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary that (i) the Company does not wish such proxy given, (ii) substantial opposition exists or (iii) the rights of holders of Shares will be materially and adversely affected.

         Holders shall not have, and shall not have the right to instruct the Depositary as to the exercise of, any dissenter's rights provided to holders of Shares under Philippine law.

         Section 4.09 Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities (other than as a result of any conversion of Shares into Common Stock in accordance with the terms of the Shares), or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the GDRs shall, subject to the terms of this Deposit Agreement and applicable laws (including any registration requirements of the Securities
Act), thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless new or additional GDRs are delivered pursuant to the following sentence. In any such case the Depositary may, and shall at the Company's request, subject to the terms of this Deposit Agreement, execute and deliver additional GDRs, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding GDRs to be exchanged for new GDRs specifically describing such new Deposited Securities.

         Notwithstanding the foregoing, in the event that the Depositary determines that any security or property so received may not be lawfully or practicably distributed to all or certain Holders, the Depositary may and shall, if the Company requests, sell such securities or property at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales (after payment of the expenses thereof and any taxes or governmental charges) for the account of the Holders otherwise entitled to such securities or property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02.

         Promptly upon receipt of notice from the Company of the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing, at the Company's expense, to all Holders.

         Section 4.10 Transmittal by the Depositary of Company Notices, Reports and Communications. The Depositary shall make available for inspection during business hours by Holders at its Principal New York Office and at the principal office of the Custodian copies of (i) this Deposit Agreement and any related documents, (ii) the Preferred Stock Agreement dated as of the date hereof between the Company and the Depositary relating to this Agreement (the "Company Agreement"), (iii) the Company's Amended Articles of Incorporation and By-Laws and the Resolutions of the Board of Directors relating to the Shares and (iv) any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders, at the Company's expense, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.08.

         Section 4.11 Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution of property (including Shares, rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares, rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of GDSs held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges, and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement. To the extent that the Depositary is obligated to withhold in accordance with the previous sentence, the Depositary shall remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency and shall file such corresponding reports as may be required.

         The Company has agreed with the Depositary that, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, by the laws or regulations of the Philippines, the Company is required to make in respect of any income, capital gains or other taxes and that the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.

         Section 4.12 Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission. These public reports can be inspected by Holders and copied at the public reference facilities maintained by the Commission located at the date of this Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         Section 4.13 Lists of Receipt Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of GDSs by all persons in whose names GDRs are registered on the books of the Depositary.

                                   ARTICLE V

                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

         Section 5.01 Maintenance of Depositary's Office and Register. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of GDRs in accordance with the provisions of this Deposit Agreement.

         The Depositary shall keep books at its Principal New York Office for the registration and transfer of GDRs which shall be open at all reasonable times for inspection by Holders and the Company, provided that such inspection shall not to the Depositary's knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement, the GDSs or the GDRs.

         The Depositary may close the transfer books, at any time or from to time, after giving notice reasonably in advance to the Company, when deemed expedient by it in connection with the performance of its duties hereunder or when requested by the Company.

         If any GDSs are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary or its agent shall act as Registrar or, with the written approval of the Company, may appoint a Registrar or one or more co-registrars for registration of such GDSs in accordance with any requirements of such exchange or exchanges or system or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company. The Depositary, with the written approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of GDRs at designated transfer offices on behalf of the Depositary. Such co-transfer agents with the written approval of the Company and upon the request of the Company shall be removed and substitutes appointed by the Depositary. Each GDR registrar, co-registrar or co-transfer agent appointed under this Section 5.01 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

         The Depositary may perform its obligations under this Section 5.01 through any agent appointed by it (subject to the provisions of the immediately preceding paragraph), provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

         Section 5.02 Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or other persons, except that it has agreed with the Depositary to act in good faith and use reasonable judgment in the performance of its obligations set forth in the Company Agreement. The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to act in good faith and use reasonable judgment in the performance of its obligations set forth in this Deposit Agreement. The Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company.

         Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the GDRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary.

         Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of this Section 5.03, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.

         It is intended that neither the Depositary nor any agent of the Depositary shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws of the United States or any other jurisdiction, it being expressly understood and agreed that the Depositary and its agents are acting only in a ministerial capacity as Depositary for the Shares.

         Section 5.03 Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company shall incur any liability to any Holder or other person if by reason of any present or future law, regulation, decree, order or other action of the United States, the Philippines or any other country or jurisdiction, or of any other governmental authority, or by reason of any act of God, war or other circumstances beyond its control or, in the case of the Depositary, by reason of any provision, present or future, of the Amended Articles of Incorporation and By-laws of the Company or any Deposited Securities, the Depositary or the Company is prevented, delayed or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement (in the case of the Depositary) or the Company Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.02, 4.03 or 4.05 of this Deposit Agreement or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or because of applicable law, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary may make no such distribution or offering, and may allow any rights, if applicable, to lapse.

         Section 5.04 Resignation of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by 30 days' written notice of its election so to do to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         In case at any time the Depositary acting hereunder shall resign, the Company has agreed to use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Such successor depositary shall execute and deliver to its immediate predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such immediate predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor depositary all rights and powers of such immediate predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor depositary, and shall deliver to such successor a list of the Holders of all outstanding GDRs and such other books and records maintained by such immediate predecessor and its agents with respect to its function as Depositary hereunder. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

         Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

         Section 5.05 Charges of Depositary. The Company has agreed with the Depositary that the fees of the Depositary and the Registrar, if any, shall be paid by the Company as provided in Exhibit B hereto. Holders agree to pay through deduction or otherwise, (i) the fees of the Depositary for the issuance of GDSs pursuant to
Section 2.03 (except for such issuance in respect of the Initial Deposit), the withdrawal of Deposited Securities upon surrender of GDSs pursuant to Section
2.05 or Section 2.06 and the sale or exercise of rights or other corporate action involving distributions to holders of Shares, each as provided in Exhibit B hereto, (ii) taxes and other governmental charges (including, but not limited to any transfer, capital gains and stamp tax) other than any capital or stamp duties or transfer taxes payable by the Company in accordance with the terms and conditions of the Shares and the Common Stock, (iii) such registration, transfer, custody or other fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or its appointed agent for the registration of transfer and accordingly applicable to transfers of Shares to or from the name of the Nominee on the making of deposits pursuant to Section 2.02 or withdrawals pursuant to Section
2.05 or Section 2.06, (iv) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Shares or Holders and (v) such reasonable expenses and charges as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 or in connection with other distributions to holders of Shares pursuant to Section 4.02, 4.03, 4.04 or 4.05.

         Any other charges and expenses of the Depositary hereunder and the Registrar, if any, will be paid by the Company after consultation and agreement and in accordance with agreements in writing entered into between the Depositary and the Company as to the nature and amount of such charges and expenses. The charges and expenses of the Custodian, the Nominee or any other agent of the Depositary are for the sole account of the Depositary.

         The right of the Depositary to receive payment of fees, charges and expenses as provided in this Section 5.05 shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation of such Depositary pursuant to Section 5.04.

         Section 5.06 The Custodian. The Depositary, after consultation with the Company, shall from time to time appoint one or more agents to act for it as Custodian hereunder. The Depositary has initially appointed Citibank, N.A., Manila, as custodian and agent of the Depositary for the purpose of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by 30 days' prior notice of its election to do so delivered to the Depositary;, such resignation to become effective upon appointment of a successor Custodian and its acceptance of such appointment as hereinafter provided. If upon such notice of resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian that is organized under the laws of the Philippines which shall thereafter be the Custodian hereunder. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged and appoint a substitute or an additional custodian, who shall thereafter be a Custodian hereunder. Forthwith upon its appointment, each such substitute or additional custodian shall deliver to the Depositary an acceptance of such appointment satisfactory in form and substance to the Depositary. Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities as are requested of it to any other Custodian together with all records maintained by it as Custodian with respect to such Deposited Securities. The Depositary shall give notice in writing to all Holders of the name, location and the appointment of any Custodian not named in the GDRs.

         Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder;, but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

         Section 5.07 Notices, Reports and Communications. The Company has agreed with the Depositary that, on or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities or any other meeting of holders of the Company's securities at which holders of Shares or other Deposited Securities are entitled to vote, or of any adjourned meeting of such holders, or of the taking of any action by such holders of Shares or other Deposited Securities other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Shares or other Deposited Securities. The Company has also agreed to furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Amended Articles of Incorporation of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

         The Company has agreed with the Depositary to provide to the Custodian and to arrange for the prompt transmittal by the Custodian to the Depositary, at the Company's expense, of sufficient copies of (i) such notices and any other reports and communications that are generally made available by the Company to holders of Shares and (ii) copies, with the cooperation of the Depositary, as agreed, of official receipts or other evidence of the payment of withholding taxes paid by the Company to the Philippine Bureau of Internal Revenue in respect of the Shares constituting Deposited Securities, such evidence to include the amount of such taxes withheld, both in the aggregate and on a per Share basis. The Depositary has agreed with the Company to arrange at the Company's expense for prompt mailing of copies thereof to all Holders and, at the reasonable request and at the expense of the Company, shall also make such notices, reports and communications (including information in respect of dividends received by the Depositary with regard to the Shares) available to all Holders in the same manner as the Company makes them generally available to holders of Shares or on such other basis as the Company may advise the Depositary is required by any law or regulation or any requirement of any stock exchange to which the Company may be subject, subject to any limitations imposed by U.S. law. The Company has also agreed to provide to the Custodian or the Depositary an English language translation of such reports or communications concurrently with the receipt by the Custodian of such reports or communications. The Depositary may, but shall not be required to, at the Company's expense, obtain English translations or adequate English summaries of any notices, reports or communications which are generally provided by the Company to its holders of Shares which are not initially furnished to the Depositary in English text.

         Section 5.08 Issuance of Additional Shares, Etc. In the event of any issuance of additional Shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Shares or other Deposited Securities, or future issuances to Holders for cash of additional Shares or such other securities, the Depositary shall not distribute any such additional Shares or other securities to the Holders unless the Company shall have furnished to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, to the effect that such dividend or distribution will not violate the Securities Act.

         The Company has agreed with the Depositary that any future issuances of
(1) additional Shares, (2) rights, preferences or privileges to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights, preferences or privileges to subscribe for securities convertible into or exchangeable for Shares (in each case other than as a dividend or distribution or issuance for cash to Holders as described in the immediately preceding paragraph), shall be effected by the Company in a manner so as to not violate the Securities Act. If the Company determines that an issuance of such securities is required to be registered under the Securities Act, the Company has agreed with the Depositary to (x) register such issuance to the extent necessary, (y) alter the terms of the issuance to avoid the registration requirements of the Securities Act or (z) direct the Depositary to take such measures as are provided in Section 4.03 through 4.05 or other specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of the Securities Act.

         The Company has agreed with the Depositary that, neither the Company nor any company controlling, controlled by or under common control with the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any such controlled or controlling company unless such transaction is registered under the Securities Act or is exempt from registration under the Securities Act as confirmed by a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary.

         Section 5.09 Indemnification. The Company has agreed with the Depositary to indemnify the Depositary, the Custodian and any of their respective agents against, and hold each of them harmless from, any loss, liability or expense of any kind whatsoever that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, conversion, deposit or withdrawal of GDRs, GDSs, Shares, other Deposited Securities, Common Stock or any offering documents in respect thereof or (b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with this Deposit Agreement, the Company Agreement, the GDRs and GDSs, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective agents, except to the extent such loss, liability or expense is due to negligence or bad faith of any of them, or (ii) by the Company or any of its agents, except to the extent such loss, liability or expense arises out of information relating to the Depositary, the Custodian or any of their respective agents, as the case may be, furnished in a signed writing to the Company by the Depositary expressly for use in an offering document pursuant to which GDRs, GDSs, Shares or other Deposited Securities are offered or sold.

         The Depositary has agreed with the Company to indemnify the Company and hold it harmless from any loss, liability or expense of any kind whatsoever which may arise out of acts performed or omitted by the Depositary or the Custodian or any of their respective agents due to the negligence or bad faith of either the Depositary or the Custodian or any of their agents.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

         Section 6.01 Amendment. The form of the GDRs and any provisions of this Deposit Agreement may, with the consent of the Company, at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding GDRs until the expiration of 90 days (or 30 days in the case of any amendment which shall impose or increase any fees of the Depositary for the issuance, execution and delivery of GDRs or any fees or expenses in respect of transfer or sales of Common Stock or any delivery expenses and charges incurred by the Depositary in the conversion of foreign currency and in connection with foreign exchange control regulations) after notice of such amendment shall have been given to the Holders of outstanding GDRs. Every Holder at the time any amendment becomes effective shall be deemed by continuing to hold such GDR to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right of any Holder to surrender such Holder's GDRs and receive therefor the Deposited Securities represented thereby or to direct the Depositary to forward Notices of Conversion to the Conversion Agent on such Holder's instructions and (pursuant to the Common Stock Deposit Agreement) to request the Depositary to use reasonable efforts to sell or cause to be sold the shares of Common Stock delivered and deposited with the Depositary upon conversion of Shares represented by GDRs and to distribute the proceeds from the sale of such Common Stock to the persons entitled thereto, in any case except in order to comply with provisions of applicable law.

         Section 6.02 Termination. The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all GDRs then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if the Depositary shall have delivered to the Company a written notice of its election to resign, and a qualified successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 within 90 days after such delivery. If any GDRs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of GDRs, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any Shares, rights or other property (in all such cases, without liability for interest), in exchange for GDRs surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of GDRs which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement and the Company Agreement, except to account for such net proceeds and other cash and for its obligations under
Section 5.10.

                                  ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01 Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

         Section 7.02 Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and the Company and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

         Section 7.03 Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the GDRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

         Section 7.04 Holders as Parties; Binding Effect. The Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the GDRs by acceptance thereof.

         Section 7.05 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail, postage prepaid) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Philippine Long Distance Telephone Company, Ramon Cojuangco Building, Makati Avenue, P.O. Box 952, Makati, Metro Manila, Philippines, Attention: Treasurer (facsimile number: (632) 815-8599) or to any other address which the Company may specify by notice.

         Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail, postage prepaid) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Citibank, N.A., 111 Wall Street, 5th Floor, New York, New York 10043, Attention: ADR Department (telex number: ITT: 420392; RCA:
235530; facsimile number: (212) 825-2029), or to any other address which the Depositary may specify by notice.

         Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail, postage prepaid) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.

         Delivery of a notice sent by mail or air courier shall be deemed to be effective three days (in the case of domestic mail or air courier) or seven days (in the case of overseas mail) after dispatch and any notice sent by cable, telex or facsimile transmission as provided in this Section shall be deemed to be effective 24 hours after dispatch. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

         Section 7.06 Governing Law. This Deposit Agreement and the GDRs shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the law of the State of New York.

         Section 7.07 Compliance with U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement to the Contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         IN WITNESS WHEREOF, CITIBANK, N.A. has duly executed this Deposit Agreement as of the day and year first above set forth and all Holders shall become parties hereto upon acceptance by them of GDRs issued in accordance with the terms hereof.

                                                     CITIBANK, N.A.


                                                     Name:
                                                     Title:

                                                                       EXHIBIT A

Number _______________

                                        Global Depositary Shares (One Global
                                        Depositary Share Represents One Fully
                                        Paid Share of Series III Convertible
                                        Preferred Stock)

                       [FORM OF FACE OF GLOBAL DEPOSITARY
                                    RECEIPT]

                            GLOBAL DEPOSITARY RECEIPT

                                   evidencing

                            GLOBAL DEPOSITARY SHARES

                                  representing

                    DEPOSITED FULLY PAID SHARES OF SERIES III
                           CONVERTIBLE PREFERRED STOCK

                                       of

                   PHILIPPINE LONG DISTANCE TELEPHONE COMPANY

                         (Incorporated under the laws of
                        the Republic of the Philippines)

THE HOLDER OF THIS GLOBAL DEPOSITARY RECEIPT SHALL NOT HAVE, AND SHALL NOT HAVE THE RIGHT TO INSTRUCT THE DEPOSITARY AS TO THE EXERCISE OF, ANY DISSENTER'S RIGHTS PROVIDED TO HOLDERS OF SHARES UNDER PHILIPPINE LAW.

         CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), such Depositary's principal office being located at 111 Wall
Street, New York, New York 10043 hereby certifies that [                  ],
is the owner of that number of GLOBAL DEPOSITARY SHARES, indicated on the records of the Depositary, representing deposited fully paid Series III Convertible Preferred Stock, par value P10 per share ("Shares"), convertible into Common Stock, par value P5 per share, including evidence of rights to receive such Shares (including, but not limited to, purchase invoices and assignments as may effectuate the legal transfer of title to shares under Philippine law), of Philippine Long Distance Telephone Company, a corporation organized under the laws of the Republic of the Philippines (the "Company"). At the date of the Deposit Agreement (as hereafter defined), each Global Depositary Share ("GDS") represents one (1) Share(1) deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, N.A., Manila branch (the "Custodian").

         (1) The Deposit Agreement. This Global Depositary Receipt is one of an issue herein called the "GDRs" executed and delivered pursuant to the Deposit Agreement dated as of November 29, 1994 (the "Deposit Agreement"), by and among the Depositary and all Holders from time to time of GDRs issued thereunder, each of whom by accepting a GDR or acquiring any beneficial interest therein agrees to become a party thereto and becomes bound by all terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the GDRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal New York Office of the Depositary and at the principal office of the Custodian. The statements made on the face and the reverse of this GDR are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

         (2) Surrender of GDRs and Withdrawal of Deposited Securities. Subject to the terms and conditions of the Deposit Agreement, upon (i) surrender of GDSs by delivery of GDRs at the Principal New York Office of the Depositary for the purpose of withdrawal of the Deposited Securities represented thereby and (ii) payment of all fees (including the fees of the Depositary (which are summarized in paragraph (9) of this GDR) provided in the Deposit Agreement, including Exhibit B thereto), taxes


--------

(1) Subject to amendment as provided in Article IV of the Deposit Agreement.

(including stamp, transfer and capital gains taxes) and governmental or other charges payable in connection with such surrender and cancellation of GDRs, a Holder shall be entitled to delivery, to him or upon his order, of the Shares and any other documents of title at the time represented by the GDR together with such other delivery of Deposited Securities (other than Shares) then represented by GDSs as the Depositary may effect.

         A GDR surrendered and written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities shall deliver to the Depositary written instructions requesting the Depositary to cause the Deposited Securities being withdrawn to be delivered (subject to any applicable clearing procedures and provisions of the Amended Articles of Incorporation of the Company) to or upon the written order of a person or persons designated in such order.

         Upon the receipt of such written instructions and compliance with the terms of Section 2.05 of the Deposit Agreement, the Depositary will direct the Custodian to deliver at the principal office of such Custodian, subject to the terms and conditions of the Deposit Agreement and applicable laws and regulations, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities represented by the GDSs evidenced by such surrendered GDR to or for the account of such person; except that the Depositary may, subject to applicable law, make delivery to such person or persons at the Principal New York Office of the Depositary of any dividends or distributions (other than dividends or distributions consisting of Shares) with respect to the Deposited Securities to be withdrawn, or of any proceeds of sale of any dividends, distributions (other than dividends or distributions consisting of Shares) or rights with respect to the Deposited Securities which may at the time be held by the Depositary.

         At the request, risk and expense of any Holder so surrendering a GDR or submitting such written instructions for delivery, and for the account of such Holder, and provided that payment of any applicable tax or governmental or other charge shall have been made in accordance with Section 3.02 of the Deposit Agreement, the Depositary will direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates (if certificates may be delivered) and other proper documents of title, if any, for, the Deposited Securities represented by the GDSs evidenced by such GDR to the Depositary for delivery at the Principal New York Office of the Depositary. Such direction will be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

         The Depositary will not accept surrender of GDRs or written instructions for the purpose of withdrawal of less than one Share. In addition, the Depositary shall only honor requests for withdrawal of whole numbers of Shares. In the case of surrender of a GDR evidencing a number of GDSs representing other than a whole number of Shares, the Depositary will cause delivery of the appropriate whole number of Shares as provided in the Deposit Agreement and summarized herein, and will execute and deliver to the person surrendering such GDR a new GDR evidencing GDSs representing any remaining fractional Share or continue to reflect on its records the remaining fractional Shares.

         Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         (3) Transfers, Split-ups and Combinations. Subject to the limitations stated herein and in the Deposit Agreement, this GDR is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender (at the Depositary's Principal New York Office) of this GDR properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and duly stamped as may be required by any applicable law). The Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

         This GDR may be split into other GDRs or may be combined with other GDRs into one GDR, evidencing the same aggregate number of GDSs and registered in the name of the same Holder as the GDR or GDRs surrendered.

         (4) Conversion of Shares; Mandatory Conversion. (a) The GDSs are not convertible into Common Stock or any other securities or property of the Company. Nevertheless, as a matter of convenience, the Depositary has agreed under the terms of the Deposit Agreement to accept the surrender of GDRs and the withdrawal of Shares represented thereby, in each case in the manner set forth in the Deposit Agreement, for the purpose of facilitating conversions of the Shares.

         For the purpose of conversion, a GDR must be surrendered at the Principal New York Office of the Depositary, (i) together with (A) payment of all fees (including the fees of the Depositary set forth on Exhibit B to the Deposit Agreement), taxes (including stamp, transfer and capital gains taxes) and governmental or other charges payable (including, if payable pursuant to the terms and conditions of the Shares, an amount equal to the dividend payable on the dividend payment date immediately following the date on which the Shares to be converted are surrendered to the Conversion Agent) in connection with the surrender and cancellation of the GDRs and GDSs, the conversion of Shares and the issuance, registration and delivery and, if applicable, the deposit of the Common Stock in accordance with the terms and conditions of the depositary arrangements of the Depositary, dated as of October 19, 1994, relating to the Common Stock (the "Common Stock Deposit Agreement") other than any capital or stamp duties or transfer taxes payable by the Company in accordance with the terms and conditions of the Shares or the Common Stock and (B) a duly completed and executed Notice of Conversion in the form attached as Exhibit E to the Deposit Agreement (the "Notice of Conversion") and such other documentation as the Depositary may require and

(ii) in any case, subject to the terms and conditions of the Shares, the Common Stock and of the Deposit Agreement. The surrender, delivery and payment of the foregoing instruments and amounts shall be irrevocable absent notice to the contrary from the Depositary.

         Upon receipt of documents and payments described above, the Depositary will cancel each GDR so surrendered, withdraw the Shares represented thereby from deposit under the Deposit Agreement and direct the Custodian to deliver, on behalf of and at the risk and expense of the Holder surrendering the GDR, to the Conversion Agent a certificate or certificates and other proper documents of title, if any, for the Shares so withdrawn along with the Notice of Conversion and any amounts payable to the Company or the Conversion Agent in connection with the conversion of such Shares. The Depositary's directions to the Custodian will be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission. Such Holder will be entitled to delivery of Common Stock (together with any securities, cash or other property) deliverable upon conversion of the Shares in accordance with the terms and conditions of such Shares and the Depositary shall have no obligations in respect of such delivery; provided that, if requested by the Holder, the Depositary will, subject to the terms and conditions of the Deposit Agreement, the Shares, the Common Stock and the Common Stock Deposit Agreement, (a) cause the Common Stock delivered upon conversion of the Shares, to be deposited in accordance with the Common Stock Deposit Agreement and a depositary receipt issued thereunder in the name of or for the benefit of such Holder or (b) use reasonable efforts to sell or cause to be sold the Common Stock delivered upon conversion of the Shares on such Holder's behalf over the Philippine Stock Exchange and to remit the proceeds thereof (less the fees and expenses provided herein and any brokerage fee or selling expenses incurred in connection with such sale) to such Holder or in accordance with such Holder's instructions, provided that no such request may be made by any such Holder to the Depositary to sell or to cause to be sold such Common Stock in amounts less than the minimum trading (board) lot prescribed by the Philippine Stock Exchange.

         A GDR surrendered for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Shares and delivery of Common Stock shall deliver to the Depositary (for onward transmission to the Conversion Agent) written instructions requesting that the Common Stock deliverable upon conversion of the Shares be delivered (subject to applicable clearing procedures and provisions of the Amended Articles of Incorporation of the Company) to or upon the written order of a person or persons designated in such order.

         The Depositary will not accept surrender of GDRs or written instructions for the purpose of withdrawal and conversion of less than one Share. In addition, the Depositary will only honor requests for withdrawal and conversion of whole numbers of Shares. In the case of surrender of a GDR evidencing a number of GDSs representing other than a whole number of Shares, the Depositary will withdraw and deliver for conversion the appropriate whole number of Shares as provided in the Deposit Agreement and as described herein, and shall execute and deliver to the person surrendering such GDR a new GDR evidencing GDSs representing any remaining fractional Share.

         No Share will be withdrawn or delivered as provided in the Deposit Agreement and as described herein unless such written order is accompanied by a fully completed and signed Notice of Conversion.

         (b) Upon receipt by the Depositary of notice from the Company of the date (the "Mandatory Conversion Date") on which the mandatory conversion of any or all of the Shares constituting Deposited Securities shall occur, the Depositary will promptly fix a record date for cancellation of the GDSs representing the Shares to be so converted and notify the Holders of record on such date (i) of the Mandatory Conversion Date, (ii) the number of Shares then constituting Deposited Securities called for conversion by the Company on such date and (iii) that, upon conversion by the Company of any Shares constituting Deposited Securities, the GDSs representing such Shares shall be cancelled in the manner set forth in the Deposit Agreement and as described herein. Neither failure to deliver any such notice to one or more Holders nor any defect in any notice will affect the sufficiency of the proceedings for cancellation of such GDSs. In the event that fewer than all the outstanding GDSs are to be so cancelled, the GDSs to be cancelled will be selected by lot or in any other substantially equivalent manner determined by the Depositary.

         If any Shares constituting Deposited Securities are converted by the Company on the Mandatory Conversion Date, the Depositary will, on such date, cancel the number of GDSs representing the number of Shares so converted.

         The GDSs cancelled by the Depositary will be deemed no longer to be outstanding and all rights of the Holders of the GDRs evidencing such GDSs (except the right to the delivery by the Depositary to the Conversion Agent of certain documents and payments as provided in the Deposit Agreement and described herein) will, in respect of the GDSs so cancelled, cease and terminate.

         In respect of any cancelled GDS, upon the delivery to the Depositary of
(x) a duly executed and completed Notice of Conversion with respect to the Shares formerly represented by such GDSs, (y) evidence satisfactory to the Depositary that the person executing such Notice of Conversion is or is acting on behalf of the beneficial owner of GDRs evidencing such cancelled GDSs and (z) the fees, taxes and governmental and other charges described in Section 2.06 (a) of the Deposit Agreement, the Depositary will, subject to the terms and conditions of the Deposit Agreement, direct the Custodian to deliver, on behalf of and at the risk and expense of such beneficial owner, to the Conversion Agent without unreasonable delay, a certificate or certificates and other proper documents of title, if any, for the Shares formerly represented by such GDSs along with the Notice of Conversion and any amounts payable to the Company or the Conversion Agent in connection with the conversion of such Shares. Until such time as the Depositary receives the foregoing documents and payments it will have no obligation whatsoever to any Holder of GDRs representing cancelled GDSs.

         Pursuant to the terms and conditions of the Shares, until such time as the Conversion Agent has received a Notice of Conversion and such other documentation as may be required and share certificates in respect of Shares subject to mandatory conversion by the Company, the Nominee as holder of the shares of Common Stock delivered upon such mandatory conversion will not be entitled to notice of, or to attend or vote at, any general or special meeting of the Company or to receive the dividends to which such shares of Common Stock are entitled.

         (5) Limitations on Execution and Delivery, Transfer, Etc. of GDRs; Suspension of Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any GDR for the purpose of withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the Holder, the presenter of a GDR or the depositor of Shares, of a sum sufficient to reimburse it for any taxes (including any transfer, capital gains or stamp taxes) or governmental or other charges and any stock transfer, custody or registration fee with respect thereto and payment of any applicable fees (which are summarized in paragraph (9) of this GDR) provided for in the Deposit Agreement, including Exhibit B thereto, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature, including but not limited to a signature guarantee in accordance with industry practice, and (iii) compliance with such other restrictions, if any, as the Depositary and the Company may establish consistent with the provisions of the Deposit Agreement.

         The delivery of GDRs against deposits of Shares generally or of particular Shares may be suspended or withheld, or the registration of transfer of GDRs in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding GDRs for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary at any time or from time to time.

         Subject to the further terms and provisions of Section 2.07 of the Deposit Agreement (which are summarized in this paragraph (5)), Citibank, N.A. and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in GDRs. The Depositary may issue GDRs for evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the Holder hereof. Neither the Depositary nor the Custodian shall lend Deposited Securities or GDRs; provided, however, that the Depositary may issue GDRs prior to the receipt of Shares pursuant to Section
2.02 of the Deposit Agreement (a "Pre-Release Transaction") and deliver Shares upon the receipt and cancellation of GDRs which have been Pre-Released, whether or not such cancellation is prior to the termination of such PreRelease Transaction or the Depositary knows that such GDR has been Pre-Released. The Depositary may receive GDRs in lieu of Shares in satisfaction of a Pre-Release Transaction. Each such Pre-Release transaction will be

(a) subject to (x) a written representation from the person to whom GDRs are to be delivered, that such person, or its customer, owns the Shares to be remitted,
(y) an unconditional guarantee by such person to deliver to the Custodian the number of Shares that are the subject of the Pre-Release Transaction and (z) any additional restrictions or requirements that the Depositary deems appropriate,
(b) subject to a written representation to the Applicant that it will hold such Shares in trust for the Depositary until their delivery to the Depositary or Custodian, reflect on its records the Depositary as owner of such Shares and deliver such Shares upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities or such other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and
(e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of GDRs issued by it pursuant to a Pre-Release Transaction and outstanding at any time generally will not exceed thirty percent (30%) of the GDRs issued by the Depositary and with respect to which Shares are on deposit with the Depositary or Custodian; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of GDRs and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

         The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders only.

         Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act (including, but not limited to, any "restricted securities" within the meaning of Rule 144 under the Securities Act), unless a registration statement under the Securities Act is in effect as to such Shares. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

         Any person depositing Shares or any Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, payment of all applicable taxes or other governmental charges, compliance with all applicable laws and regulations and the terms of the Deposit Agreement, or legal or beneficial ownership and the nature of such interest, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper to enable the Depositary to perform its obligations under the Deposit Agreement or to enable the Company or the Depositary to perform their respective obligations under the Company Agreement (as hereinafter defined). The Depositary may withhold the execution or delivery or registration of transfer of all or part of any GDR or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the withdrawal of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made. The Depositary shall take such additional actions and provide such additional information as the Depositary shall from time to time agree with the Company.

         (6) Liability of Holders for Taxes and Other Charges. If any tax or governmental or other charge shall become payable with respect to this GDR, to any Deposited Securities represented by the GDSs evidenced hereby or to any shares of Common Stock into which the Shares are convertible, such tax or governmental or other charge (other than any capital or stamp duties or transfer taxes payable by the Company in accordance with the terms and conditions of the Shares or the Common Stock) shall be payable by the Holder hereof to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or any part of this GDR or any deposit or withdrawal (including any withdrawal in connection with a conversion of Shares) of Deposited Securities represented by the GDSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the GDSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or governmental or other charge, the Holder hereof remaining liable for any deficiency.

         (7) Warranties by Depositor. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid and nonassessable and that the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of Shares and issuance of GDRs in respect thereof.

         (8) Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to,
Section I.A. (1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         (9) Charges of Depositary. Except for GDSs issued in respect of the Initial Deposit, the Depositary will charge the party receiving a GDR against deposit of Shares or other depositary receipts, $0.05 per GDS. The Depositary will charge the party surrendering a GDR in connection with the withdrawal of Deposited Securities (including any withdrawal for the purpose of conversion of Shares), $0.05 per GDS. The Depositary will charge the party for whom the sale or exercise of rights, is made, $0.02 for each GDS per distribution. Holders will pay through deduction or otherwise, in addition to the fees and charges summarized above in this paragraph (9) and set forth in

Exhibit B to the Deposit Agreement, (i) taxes and other governmental charges (including, but not limited to, any transfer, capital gains and stamp tax) other than any capital or stamp duties or transfer taxes payable by the Company in accordance with the terms and conditions of the Shares and the Common Stock,
(ii) such registration, transfer, custody or other fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Company or its appointed agent for the registration of transfer and accordingly applicable to transfers of Shares to or from the name of the Nominee on the making of deposits pursuant to Section 2.02 of the Deposit Agreement or withdrawals pursuant to Section 2.05 of the Deposit Agreement, or
Section 2.06 of the Deposit Agreement, (iii) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Shares or Holders and (iv) such reasonable expenses and charges as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 of the Deposit Agreement (which is summarized in paragraph (19) hereof) or in connection with other distributions to holders of Shares pursuant to Section 4.02, 4.03, 4.04 or 4.05 of the Deposit Agreement (which are summarized in paragraphs (15), (16), (17) and (18), respectively, hereof).

         Any other charges and expenses of the Depositary under the Deposit Agreement and the Registrar, if any, will be paid by the Company after consultation and agreement and in accordance with agreements in writing entered into between the Depositary and the Company as to the nature and amount of such charges and expenses. The charges and expenses of the Custodian, the Nominee or any other agent of the Depositary are for the sole account of the Depositary.

         The right of the Depositary to receive payment of fees, charges and expenses as provided in Section 5.05 of the Deposit Agreement (and summarized in this paragraph (9)) shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation of such Depositary pursuant to Section
5.04 of the Deposit Agreement.

         (10) Title to GDRs. Subject to any limitations set forth herein or in the Deposit Agreement, it is a condition of this GDR, and every successive Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), title to this GDR (and to each GDS evidenced hereby) is transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may deem and treat the Holder of this GDR as the absolute owner hereof for any purpose, including, without limitation, the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder hereof unless such holder is the Holder hereof.

         (11) Validity of GDR. This GDR shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this GDR has been executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or, if a Registrar shall have been appointed, such signature may be a facsimile if this GDR is counter-signed by the manual signature of a duly authorized officer of the Registrar and dated by such officer.

         (12) Disclosure of Interests. The Company or the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held this GDR and the nature of such interest and various other matters. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to the Deposit Agreement whether or not still a Holder at the time of such request.

         (13) Ownership Restrictions. The Company may restrict transfers of the Shares if such transfer might result in ownership of Shares exceeding the limits under any applicable law or the Company's Amended Articles of Incorporation. The Philippine Constitution requires that at least 60% of the capital of a corporation operating a public utility in the Philippines be owned by Philippine citizens. The Depositary will, if and as directed by the Company, take action with respect to the ownership interest of any Holder in excess of any legal or contractual limitations on the legal or beneficial ownership of Shares or GDSs, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the GDSs held by such Holder in excess of such limitation, if and to the extent such disposition is permitted by applicable law.

         (14) Available Information. The Company is subject the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission. These public reports can be inspected by Holders and copies at the public reference facilities maintained by the Commission located at the date of this Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549.

Dated:

                                                   CITIBANK, N.A., as Depositary

Countersigned

By:                                                By:
         Authorized Signatory                               Vice President

         The address of the Principal New York Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043.

                               (FORM OF REVERSE OF
                           GLOBAL DEPOSITARY RECEIPT)

                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

         (15) Cash Distributions in Respect of Deposited Securities; Withholding. Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary will, subject to the provisions of Section 4.06 of the Deposit Agreement (which are summarized in paragraph (19) below) convert or cause any portion of such dividend or distribution which is not in dollars to be converted into dollars and shall promptly distribute such amount to the Holders entitled hereto in proportion to the number of GDSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary or the Custodian (and without liability for interest); provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to Holders in respect of GDSs representing such Deposited Securities shall be reduced accordingly. The Depositary will distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable will be held by the Depositary (without liability for interest thereon) and will be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. The Company has agreed with the Depositary that the Company or its agent, or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies or, at the request and expense of the Company, the Depositary or its agent may file such reports if deemed lawful and reasonably feasible by the Depositary.

         (16) Distributions in Shares. If any distribution in respect of any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, after consultation with the Company, distribute to the Holders entitled thereto, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, additional GDRs for an aggregate number of GDSs representing the number of Shares received as such dividend or free distribution, in either case, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold, or make an advance payment of, an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders) the Depositary reasonably deems such distribution not to be practical or feasible, the Depositary may, after consultation with the Company, (i) to the extent permitted by applicable law, adopt such method as it may reasonably deem equitable and practicable for the purpose of obtaining such dividend or effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale after payment of and reimbursement of advances to pay any taxes or governmental charges shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash or (ii) if the Depositary reasonably determines that no such method of distribution can be effected in a practicable or equitable manner, the Depositary may refrain from effecting such distribution altogether until such time as it reasonably determines that a practicable or equitable distribution can be effected. In lieu of issuing GDRs or adjusting the Depositary's records for fractional GDSs in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions set forth in Section 4.02 of the Deposit Agreement (which are summarized in paragraph 15 above). If additional GDRs are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each GDS will thenceforth also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby.

         (17) Distribution of Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, has discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to certain conditions set forth in Section 5.09 of the Deposit Agreement (which are summarized in paragraph (28) below), or in disposing of such rights on behalf of such Holders and making the net proceeds available in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary will allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, take action as follows:

         (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary will, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments in proportion to the number of GDSs representing such Deposited Securities held by them respectively, or by means of such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

         (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary will use its reasonable efforts to sell such rights or such warrants or other instruments, if a market therefor is available, at public or private sales, at such place or places and upon such terms as it may deem proper and, after deduction or upon payment of the fees and expenses of the Depositary and any applicable taxes, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any GDR or GDRs, or otherwise.

         If registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders and to sell to them the securities to which such rights relate, the Depositary will not offer such rights to Holders unless and until a registration statement is in effect, or unless the offering and sale of such rights or securities to such Holders are exempt from registration under the provisions of such law and, if requested by the Depositary, the Company furnishes to the Depositary an opinion of counsel in the United States for the Company reasonably satisfactory to the Depositary to such effect. The Company shall have no obligation to register such rights or such securities under the Securities Act.

         (18) Distributions Other Than Cash. Shares or Rights. Whenever the Custodian or the Depositary shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary will cause the securities or property so received to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided that any unsold balance of such securities or property will be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act, in accordance with such equitable and practicable method as the Depositary adopts.

         (19) Conversion of Foreign Currency. Whenever the Custodian receives currency other than dollars (in this paragraph referred to as "foreign currency"), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars which can, at the time of receipt thereof, be transferred to the United States and distributed to the Holders entitled thereto, the Depositary will promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) will be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution will be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

         If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem desirable.

         If at any time the Depositary determines that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest) for the respective accounts of, the Holders entitled to receive the same.

         If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may, subject to any applicable currency and exchange regulations, distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable.

         (20) Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary receives notice of any meeting of holders of Shares or other Deposited Securities or any other meeting of holders of the Company's securities at which holders of Shares or other Deposited Securities are entitled to vote, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each GDS, or whenever the Depositary finds it necessary or convenient in respect of any matter (including in connection with a mandatory conversion of Shares by the Company), the Depositary will fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for such distribution or meeting set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights, if any, at any such meeting or in respect of such changed number of Shares represented by a GDS or in respect of such other matter. Except in the case of a mandatory conversion by the Company of less than all of the Shares deposited hereunder (which shall be governed by Section 2.06 of the Deposit Agreement, the terms of which are described in paragraph (4) above) and subject to the provisions of Sections 4.02 through 4.06 of the Deposit Agreement (which are summarized in paragraphs (15) through (19), respectively, above) and to the other terms and conditions of the Deposit Agreement, the Holders on such record date will be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof and to exercise the rights of Holders under the Deposit Agreement with respect to such changed number of Shares represented by each GDS, in proportion to the number of GDSs held by them respectively, to give such voting instructions, to receive such notice or solicitation or to act in respect of any matter.

         (21) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting of holders of Shares or other Deposited Securities or any other meeting of holders of the Company's securities at which holders of Shares or other Deposited Securities are entitled to vote, the Depositary will fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in Section 4.07 of the Deposit Agreement (and summarized in paragraph (20) above) and will mail or cause to be mailed to the Holders of record a notice which will contain: (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of the law of the Philippines and of the Amended Articles of Incorporation and the By-Laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective GDSs evidenced by their respective GDRs. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as is practicable to vote or cause to be voted the amount of Deposited Securities represented by such GDSs evidenced by such GDR in accordance with the instructions set forth in such request.

         The Depositary may not itself exercise any voting discretion over any Shares. If the Depositary does not receive instructions from a Holder on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company for the purpose of exercising the voting rights, if any, pertaining to the Shares represented by GDSs evidenced by such Holder's GDRs, provided that no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary that (i) the Company does not wish such proxy given, (ii) substantial opposition exists or (iii) the rights of holders of Shares will be materially and adversely affected.

         Holders do not have, and will not have the right to instruct the Depositary as to the exercise of, any dissenter's rights provided to holders of Shares under Philippine law.

         (22) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities (other than as a result of any conversion of Shares into Common Stock in accordance with the terms of the Shares), or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities will be treated as new Deposited Securities, and the GDRs will, subject to the terms of the Deposit Agreement and applicable laws (including any registration requirements of the Securities Act), thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless new or additional GDRs are delivered pursuant to the following sentence. In any such case the Depositary may, and will at the Company's request, subject to the terms of the Deposit Agreement, execute and deliver additional GDRs, as in the case of a stock dividend on the Shares, or call for the surrender of outstanding GDRs to be exchanged for new GDRs specifically describing such new Deposited Securities.

         Notwithstanding the foregoing, in the event that the Depositary determines that any security or property so received may not be lawfully or practicably distributed to all or certain Holders, the Depositary may and will, if the Company requests, sell such securities or property at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales (after payment of the expenses thereof and any taxes or governmental charges) for the account of the Holders otherwise entitled to such securities or property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement (which is summarized in paragraph (15) above) .

         Promptly upon receipt of notice from the Company of the occurrence of any such change, conversion or exchange covered by Section 4.09 of the Deposit Agreement (as described in this paragraph (22)) in respect of the Deposited Securities, the Depositary will give notice thereof in writing, at the Company's expense, to all Holders.

         (23) Transmittal by the Depositary of Company Notices, Reports and Communications; Inspection of Transfer Books. The Depositary will make available for inspection during business hours by Holders at its Principal New York Office and at the principal office of the Custodian copies of (i) the Deposit Agreement and any related documents, (ii) the Preferred Stock Agreement dated the date of the Deposit Agreement between the Company and the Depositary and relating thereto (the "Company Agreement"), (iii) the Company's Amended Articles of Incorporation and By-Laws and the Resolutions of the Board of Directors relating to the Shares and (iv) any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders, at the Company's expense, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to the Deposit Agreement. The Depositary will keep books for the registration of GDRs and their transfer which at all reasonable times will be open for inspection by the Company and Holders of GDRs, provided that such inspection shall not be for the purpose of communicating with Holders of GDRs in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the GDRs.

         (24) Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution of property (including Shares, rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares, rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary will distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of GDSs held by them respectively and the Depositary will, if feasible without withholding for or on account of taxes or other governmental charges, and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. To the extent that the Depositary is obligated to withhold as described in the previous sentence, the Depositary will remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency and will file such corresponding reports as may be required.

         The Company has agreed with the Depositary that, before making any distribution or other payment on any Deposited Securities, the Company will make such deductions (if any) which, by the laws or regulations of the Philippines, the Company is required to make in respect of any income, capital gains or other taxes and that the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.

         (25) Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor is it subject to any liability under the Deposit Agreement to Holders or other persons, except that it has agreed with the Depositary to act in good faith and use reasonable judgment in the performance of its obligations set forth in the Company Agreement. The Depositary assumes no obligation nor is it subject to any liability under the Deposit Agreement to Holders or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it has agreed to act in good faith and use reasonable judgment in the performance of its obligations set forth in the Deposit Agreement. The Depositary has undertaken in the Deposit Agreement to perform such duties and only such duties as are specifically set forth therein, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company.

         Neither the Depositary nor the Company are under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the GDRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, and no Custodian is under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary.

         Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of Section 5.02 of the Deposit Agreement (which are summarized in this paragraph (25)), the Depositary is not responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.

         It is intended that neither the Depositary nor any agent of the Depositary shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws of the United States or any other jurisdiction, it being expressly understood and agreed that the Depositary and its agents are acting only in a ministerial capacity as Depositary for the Shares.

         (26) Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company will incur any liability to any Holder or other person if by reason of any present or future law, regulation, decree, order or other action of the United States, the Philippines or any other country or jurisdiction, or of any other governmental authority, or by reason of any act of God, war or other circumstances beyond its control or, in the case of the Depositary, by reason of any provision, present or future, of the Amended Articles of Incorporation and By-laws of the Company or any Deposited Securities, the Depositary or the Company is prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement (in the case of the Depositary) or the Company Agreement it is provided shall be done or performed; nor will the Depositary or the Company incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.02, 4.03 or 4.05 of the Deposit Agreement (which are summarized in paragraphs (15) , (16) and (18), respectively, above)) or an offering or distribution pursuant to
Section 4.04 of the Deposit Agreement (which is summarized in paragraph (17) above), or because of applicable law, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary may make no such distribution or offering, and may allow any rights, if applicable, to lapse.

         (27) Resignation of the Depositary Appointment of Successor Depositary the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by 30 days' written notice of its election so to do to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

         In case at any time the Depositary acting under the Deposit Agreement resigns, the Company has agreed to use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Any corporation into or with which the Depositary may be merged or consolidated will be the successor of the Depositary without the execution or filing of any document or any further act.

         The Depositary, after consultation with the Company, will from time to time appoint one or more agents to act for it as Custodian under the Deposit Agreement. The Depositary has initially appointed Citibank, N.A., Manila, as custodian and agent of the Depositary for the purpose of the Deposit Agreement. The Custodian in acting under the Deposit Agreement will be subject at all times and in all respects to the direction of the Depositary and will be responsible solely to it.

         The Custodian may resign and be discharged from its duties under the Deposit Agreement by 30 days' prior notice of its election to do so delivered to the Depositary; such resignation to become effective upon appointment of a successor Custodian and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged and appoint a substitute or an additional custodian, who will thereafter be the Custodian under the Deposit Agreement.

         (28) Issuance of Additional Shares, Etc. In the event of any issuance of additional Shares or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Shares or other Deposited Securities, or future issuances to Holders for cash of additional Shares or such other securities, the Depositary will not distribute any such additional Shares or other securities to the Holders unless the Company shall have furnished to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, to the effect that such dividend or distribution will not violate the Securities Act.

         The Company has agreed with the Depositary that any future issuances of
(1) additional Shares, (2) rights, preferences or privileges to subscribe for Shares, (3) securities convertible into or exchangeable for Shares, or (4) rights, preferences or privileges to subscribe for securities convertible into or exchangeable for Shares (in each case other than as a dividend or distribution or issuance for cash to Holders as described in the immediately preceding paragraph) shall be effected by the Company in a manner so as to not violate the Securities Act. If the Company determines that an issuance of such securities is required to be registered under the Securities Act, the Company has agreed with the Depositary to (x) register such issuance to the extent necessary, (y) alter the terms of the issuance to avoid the registration requirements of the Securities Act or (z) direct the Depositary to take such measures as are provided in Sections 4.03 through 4.05 of the Deposit Agreement (which are summarized in paragraphs (16) through (18), respectively, above) or other specific measures with respect to the acceptance for deposit of Shares to prevent such issuance from being made in violation of the registration requirements of the Securities Act.

         The Company has agreed with the Depositary that neither the Company nor any company controlling, controlled by or under common control with the Company will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Company or by any such controlled or controlling company unless such transaction is registered under the Securities Act or is exempt from registration under the Securities Act as confirmed by a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary.

         (29) Amendment. The form of this GDR and any provisions of the Deposit Agreement may, with the consent of the Company, at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which imposes or increases any fees or charges (other than taxes and other governmental charges), or which otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding GDRs until the expiration of 90 days (or 30 days in the case of any amendment which shall impose or increase any fees of the Depositary for the issuance, execution and delivery of GDRs or any fees or expenses in respect of transfer or sales of Common Stock or any delivery expenses and charges incurred by the Depositary in the conversion of foreign currency and in connection with foreign exchange control regulations) after notice of such amendment shall have been given to the Holders of outstanding GDRs. Every Holder at the time any amendment becomes effective shall be deemed by continuing to hold such GDR to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of any Holder to surrender such Holder's GDRs and receive therefor the Deposited Securities represented thereby or to direct the Depositary to forward Notices of Conversion to the Conversion Agent on such Holder's instructions and (pursuant to the Common Stock Deposit Agreement) request the Depositary to use reasonable efforts to sell or cause to be sold the shares of Common Stock delivered and deposited with the Depositary upon conversion of Shares represented by GDRs and to distribute the proceeds from the sale of such Common Stock to the persons entitled thereto, in any case except in order to comply with provisions of applicable law.

         (30) Termination. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all GDRs then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if the Depositary delivers to the Company a written notice of its election to resign, and a qualified successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement (which is summarized in paragraph (27) above) within 90 days after such delivery. If any GDRs remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of GDRs, will suspend the distribution of dividends to the Holders thereof, will not accept deposits of Shares (and will instruct each Custodian to act accordingly), and will not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, will sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and will continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any Shares, rights or other property (in all such cases, without liability for interest), in exchange for GDRs surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of GDRs which have not theretofore been surrendered. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement and the Company Agreement, except to account for such net proceeds and other cash and for its obligations under the indemnification provisions of Section 5.10 of the Deposit Agreement.

         FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto whose taxpayer identification number is and whose address including postal zip code is the within GDR and all rights thereunder, hereby irrevocably constituting and appointing attorney-in-fact to transfer said GDR on the books of the Depositary with full power of substitution in the premises.

Dated:                                  Name:

                                        By:

                                        Title:

                                        NOTICE: The signature of the Holder to
                                        this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.


SIGNATURE GUARANTEED

                                                                       EXHIBIT B

                            CHARGES OF THE DEPOSITARY

                       Service                Rate                           By Whom Paid
                       -------                ----                           ------------
1)        Creation of Global Depositary GDR   Waived                      N/A
          program

2)        Annual maintenance fee for GDR      Waived                      N/A
          program

3)        Issuance of GDR against deposit     $0.05 per GDS               Party receiving
          of GDR Shares (except upon
          Initial Deposit) or other
          depositary receipts

4)        Withdrawal of Deposited             $0.05 per GDS               Party
          Securities (including for the                                   surrendering GDR
          purpose of conversion of the
          Shares) against surrender of GDRs

5)        Sale or exercise of rights or       $0.02 per GDS per           Party for whom the sale or
          other corporate action involving    distribution                exercise of rights, is made
          distributions in respect of
          Deposited Securities

                                                                       EXHIBIT C


                              NOTICE OF CONVERSION

Citibank, N.A., as Depositary
ADR Department
111 Wall Street
New York, New York 10043

                  Re: Philippine Long Distance Telephone
                      Company (the "Company")

(a) The undersigned Holder hereby irrevocably authorizes the Depositary on such Holder's behalf, to exercise the option to convert shares of the Series III Convertible Preferred Stock of the Company (the "Shares") represented by the GDSs evidenced by the GDR surrendered in connection herewith into shares of Common Stock (and any other applicable securities or property) of the Company in accordance with the terms of and conditions of the Shares and as provided in
Section 2.06 of the Deposit Agreement relating to the Shares, dated as of November 29, 1994, among Citibank, N.A., as Depositary, and the Holders from time to time of the GDRs issued thereunder, and directs that Common Stock of the Company deliverable upon such conversion be registered in the name of and delivered, together with a check in payment for any fractional shares of Common Stock and any other property deliverable upon conversion, to the undersigned unless a different name has been indicated below.

(b) If the undersigned desires that the shares of Common Stock deliverable upon conversion of the Shares be deposited in accordance with the terms and conditions of the depositary arrangements of the Depositary dated as of October 19, 1994 relating to the Common Stock (the "Common Stock Deposit Agreement"), the undersigned should so indicate below and designate Citicorp Trade Services Limited as the registered holder of such Common Stock.

(c) The undersigned hereby agrees to pay all fees (including the fees of the Depositary), taxes (including stamp, transfer and capital gains taxes) and governmental or other charges payable in connection with the surrender and cancellation of the GDRs and GDSs, the conversion of the Shares and the issuance, registration and delivery and, if applicable, the deposit of the Common Stock in accordance with the terms and conditions of the Common Stock Deposit Agreement (other than any capital or stamp duties payable in the Philippines in respect of the Common Stock that are payable by the Company). If the number of Shares indicated above is less than the number of Shares on deposit with the Depositary in respect of a GDR surrendered in connection herewith the undersigned directs the Depositary to issue to the undersigned, unless a different name is indicated below, a new GDR evidencing Shares for the balance not to be converted.

(d) The undersigned understands and agrees that the Depositary has agreed to forward to the Conversion Agent this Notice of Conversion and the Shares being converted in connection herewith as a matter of convenience only and that this Notice of Conversion will not be effective until received by the Conversion Agent and all conditions precedent to the conversion of Shares have been satisfied. Neither the

Depositary nor the Custodian shall be responsible or liable to any Holder for any loss, liability or expense suffered by such Holder arising from any delay in forwarding this Notice of Conversion or the Shares being converted in connection herewith to the Conversion Agent.

(e) Name and address of person in whose name the Common Stock delivered upon conversion of the Shares are to be registered:

Name:

Address:

(f) The undersigned hereby requests that the certificates for the Common Stock (together with any securities, cash or other property) required to be delivered upon conversion:

          (a) be delivered at the office in Manila of the Conversion Agent (which currently is Citibank, Manila, 8741 Paseo de Roxas, Makati, Metro Manila, Philippines) to the order of:

          Name:
          Address:

OR

          (b) be despatched (at the undersigned's risk and expense) to the person whose name and address is given below and in the manner specified below:

          Name:
          Address:

          Manner of despatch:

(g) The undersigned acknowledges that the terms of the Shares set forth certain conditions precedent which must be fulfilled before the Shares specified above will be treated as effectively deposited for conversion.

(h) The undersigned acknowledges that if Section 6(b) above is completed, despatch will be made at the risk and expense of the converting Shareholder and the converting Shareholder will be required to prepay the expenses of, and submit any necessary documents required in order to effect, despatch in the manner specified.

Name:                                           Date:

Address:

Signature:

                                     * * * *

For Custodian's use only:

Certificate numbers of Shares delivered to Conversion Agent:


For Conversion Agent's use only:

1. Date of Receipt:

2. (A) Aggregate number of Shares deposited for conversion multiplied by the
Reference Amount (US$25 per Share):                .

   (B) Conversion Price:                        .

   (C) Number of shares of Common Stock issuable:      (disregard fractions)

3. If applicable, amount of cash payment due to converting holder in respect of
fractions of shares of Common Stock:                      .